Exhibit 21

SUBSIDIARIES

          The following are lists of consolidated subsidiaries of First Horizon National Corporation (“FHNC”) and of First Tennessee Bank National Association (“FTBNA”) and information concerning certain unconsolidated entities, all at December 31, 2007. Each consolidated entity is 100% owned by its immediate parent, except as described below in note (1) to the FHNC table and notes (1) and (2) to the FTBNA table, and all are included in the Consolidated Financial Statements. Consolidated entities not listed include certain trusts not controlled by FHNC (FHNC owns non-voting preferred interests but no voting interests) which are not significant subsidiaries of FHNC.

Direct Consolidated Entities of FHNC:

Entity	Type of Ownership by FHNC	Jurisdiction of Incorporation/ Organization

First Tennessee Bank National Association (1)	Direct	United States
Hickory Capital Corporation	Direct	Tennessee
Highland Capital Management Corp.	Direct	Tennessee
Martin & Company, Inc.	Direct	Tennessee
Mountain Financial Company*	Direct	Tennessee
Norlen Life Insurance Company	Direct	Arizona

*	Inactive at December 31, 2007.

(1)

At December 31, 2007, 300,000 shares of non-voting preferred stock issued by this subsidiary are outstanding and are not owned by FHNC. That preferred stock has an aggregate liquidation preference amount of $300,000,000 and is not participating with the common stock in the event of liquidation. At December 31, 2007, divisions of this subsidiary did business in certain jurisdictions under the following names: First Express, First Horizon, First Horizon Bank, First Horizon Equity Lending, People’s Bank, FTN Financial Capital Markets, First Horizon Money Center, First Horizon Home Loans, First Tennessee Home Loans, and First Horizon Lending Center.

Consolidated Subsidiaries of FTBNA:

Subsidiary of FTBNA	Type of Ownership by FTBNA	Jurisdiction of Incorporation/ Organization

Check Consultants, Incorporated*	Direct	Tennessee
Community Money Center, Inc.*	Direct	Tennessee
First Express Remittance Processing, Inc.	Direct	Tennessee
First Horizon ABS Trust 2006 – HE1 (1)	Direct	Delaware
First Horizon ABS Trust 2006 – HE2 (1)	Direct	Delaware
First Horizon ABS Trust 2007 – HE1 (1)	Direct	Delaware
First Horizon Mint Distribution, Inc.	Direct	Tennessee
First Horizon Money Center, Inc.*	Direct	Tennessee
First Horizon Msaver, Inc.	Direct	Tennessee

Hickory Venture Capital Corporation	Direct	Alabama
JPO, Inc.	Direct	Tennessee
JV Mortgage Solutions LLC (1)	Direct	Delaware
FHR Holding, Inc.	Direct	Delaware
FHRV, LLC	Indirect	Delaware
FHRVI, LLC	Indirect	Delaware
FT Real Estate Information Mortgage Solutions Holdings, Inc.	Direct	Delaware
FT Real Estate Information Mortgage Solutions, Inc.	Indirect	Delaware
Total Mortgage Solutions, LP (1)	Indirect	Delaware
Federal Flood Certification Corporation	Direct	Texas
FT Reinsurance Company	Direct	South Carolina
First Horizon Asset Securities, Inc.	Direct	Delaware
FHREC, Inc.	Direct	Delaware
FH-HW Holding, Inc.	Direct	Delaware
FH-HW, Inc.	Indirect	Delaware
First Horizon Merchant Services, Inc.	Indirect	Tennessee
FHEL, Inc.	Indirect	Delaware
FHTOF, Inc.	Indirect	Delaware
First Horizon Mortgage Loan Corporation	Indirect	Delaware
FT Real Estate Securities Company, Inc.	Indirect	Arkansas
First Horizon Preferred Funding LLC	Indirect	Delaware
FHTRS, Inc. (2)	Indirect	Delaware
FH-FF Mortgage Services LLC (2)	Indirect	Delaware
First Horizon Preferred Funding II LLC	Direct	Delaware
First Horizon Advisory Services, Inc.	Direct	Tennessee
First Tennessee ABS, Inc.*	Direct	Delaware
First Tennessee Brokerage, Inc.	Direct	Tennessee
First Tennessee Equipment Finance Corporation	Direct	Tennessee
First Tennessee Housing Corporation	Direct	Tennessee
CC Community Development Holdings, Inc.	Indirect	Tennessee
First Tennessee Merchant Equipment, Inc.*	Direct	Tennessee
FT Building, LLC	Direct	Tennessee
FTN Financial Capital Assets Corporation	Direct	Tennessee
FTN Financial Securities Corp.	Direct	Tennessee
FTN Financial Securitization Corporation	Direct	Delaware
FTN Financial Investment Corp.	Direct	Delaware
FTN Financial Asia Limited	Indirect	Hong Kong
FTN Investment Corp.	Direct	Delaware
FTN Midwest Securities Corp.	Direct	Delaware
FTN Midwest Asset Management Corp.	Indirect	Delaware
FTN Premium Services, Inc.	Direct	Tennessee
First Tennessee Insurance Services, Inc.	Direct	Tennessee
FT Insurance Corporation	Direct	Alabama
First Horizon Insurance Services, Inc.	Direct	Tennessee

First Horizon Insurance, Inc.	Direct	Delaware
First Horizon Insurance Group, Inc.	Indirect	Tennessee
First Horizon Insurance Agency, Inc.	Indirect	Georgia
SFSR, Inc.	Indirect	Tennessee
Synaxis Insurance Services, Inc.*	Direct	Tennessee
Synaxis Risk Services, Inc.*	Direct	Tennessee

*	Inactive at December 31, 2007.

(1)	The following consolidated subsidiaries are not wholly-owned directly or indirectly by FHNC:

JV Mortgage Solutions, LLC	First Tennessee Bank National Association owns 50%.

Total Mortgage Solutions, LP	FT Real Estate Information Mortgage Solutions, Inc. owns 49.5% and JV Mortgage Solutions, LLC owns 1%.

First Horizon ABS Trust 2006 – HE1, First Horizon ABS Trust 2006 – HE2, and First Horizon ABS Trust 2007 – HE1 are trusts to which FTBNA transferred certain assets. Those trusts issued debt securities secured by those assets. FTBNA retains certain rights as transferor.

(2)	The following subsidiaries are not wholly-owned by their immediate parent:

FHTRS, Inc.	Common stock is owned 61% by FTBNA and 39% by FT Real Estate Securities Company Inc.; preferred stock is owned 100% by FH-HW, Inc.

FH-FF Mortgage Services LLC	FHTRS, Inc. owns a 99% interest and FTBNA owns a 1% interest

Selected Unconsolidated Entities:

FHNC owns 100% of the common securities of the following unconsolidated entities:

          First Tennessee Capital I, a Delaware business trust

          First Tennessee Capital II, a Delaware business trust